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                                                                    Exhibit 21.1

                       FOCAL COMMUNICATIONS CORPORATION

                             List of Subsidiaries

          Subsidiary                                State of Incorporation
          ----------                                ----------------------

Focal Communications Corporation of California             Delaware
Focal Communications Corporation of Colorado               Delaware
Focal Communications Corporation of Florida                Delaware
Focal Communications Corporation of Georgia                Delaware
Focal Communications Corporation of Illinois               Delaware
Focal Communications Corporation of Massachusetts          Delaware
Focal Communications Corporation of Michigan               Delaware
Focal Communications Corporation of Mid-Atlantic           Delaware
Focal Communications Corporation of Minnesota              Delaware
Focal Communications Corporation of Missouri               Delaware
Focal Communications Corporation of New Jersey             Delaware
Focal Communications Corporation of New York               Delaware
Focal Communications Corporation of Ohio                   Delaware
Focal Communications Corporation of Pennsylvania           Delaware
Focal Communications Corporation of Texas                  Delaware
Focal Communications Corporation of Virginia               Virginia
Focal Communications Corporation of Washington             Delaware
Focal Communications Corporation of Wisconsin              Delaware
Focal Financial Services, Inc.                             Delaware
Focal International Corp.                                  Delaware
Focal Telecommunications Corporation                       Delaware